CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 75 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated November 15, 2016, relating to the financial statements and financial highlights appearing in the September 30, 2016 Annual Reports to Shareholders of Vanguard U.S. Value Fund, Vanguard Capital Value Fund, Vanguard Core Bond Fund, Vanguard Emerging Markets Bond Fund, Vanguard Institutional Bond Funds and Vanguard Short-Term Inflation-Protected Securities Index Fund (comprising Vanguard Malvern Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
January 25, 2017